Exhibit 99.1

Prospect Capital Announces Financial Results for Fiscal March 2025 Quarter

NEW YORK, May 8, 2025 (GLOBE NEWSWIRE) – Prospect Capital Corporation (NASDAQ: PSEC) (“Prospect”, “our”, or “we”) today announced financial results for our fiscal quarter ended March 31, 2025.

FINANCIAL RESULTS

All amounts in $000’s except per share amounts (on weighted average basis for period numbers)	Quarter Ended	Quarter Ended	Quarter Ended
	March 31, 2025	December 31, 2024	March 31, 2024

Net Investment Income (“NII”)	$83,489	$86,431	$94,375
NII per Common Share	$0.19	$0.20	$0.23
Interest as % of Total Investment Income	93.3%	91.0%	91.0%

Net Income (Loss) Applicable to Common Shareholders	$(171,331)	$(30,993)	$113,891
Net Income (Loss) per Common Share	$(0.39)	$(0.07)	$0.27

Distributions to Common Shareholders	$59,966	$65,554	$74,685
Distributions per Common Share	$0.135	$0.15	$0.18
Cumulative Paid and Declared Distributions to Common Shareholders(1)	$4,527,079	$4,445,060	$4,263,149
Cumulative Paid and Declared Distributions per Common Share(1)	$21.57	$21.39	$21.00
Multiple of Net Asset Value (“NAV”) per Common Share(1)	3.0x	2.7x	2.3x

Total Assets	$6,996,312	$7,234,855	$7,905,794
Total Liabilities	$2,118,522	$2,164,305	$2,603,811
Preferred Stock	$1,632,426	$1,630,514	$1,559,764
Net Asset Value (“NAV”) to Common Shareholders	$3,245,364	$3,440,036	$3,742,219
NAV per Common Share	$7.25	$7.84	$8.99

Balance Sheet Cash + Undrawn Revolving Credit Facility Commitments	$1,716,035	$1,879,738	$1,101,604

Net of Cash Debt to Total Assets	28.7%	28.1%	31.2%
Net of Cash Debt to Equity Ratio(2)	40.8%	39.8%	46.2%
Net of Cash Asset Coverage of Debt Ratio(2)	345%	351%	316%

Unsecured Debt + Preferred Equity as % of Total Debt + Preferred Equity	87.5%	91.9%	77.7%
Unsecured and Non-Recourse Debt as % of Total Debt	100.0%	100.0%	100.0%

(1)Declared dividends are through the August 2025 distribution. May through August 2025 distributions are estimated based on shares outstanding as of 5/7/2025.
(2)Including our preferred stock as equity.

CASH COMMON SHAREHOLDER DISTRIBUTION DECLARATION

Prospect is declaring distributions to common shareholders as follows:

Monthly Cash Common Shareholder Distribution	Record Date	Payment Date	Amount ($ per share)
May 2025	5/28/2025	6/18/2025	$0.0450
June 2025	6/26/2025	7/22/2025	$0.0450
July 2025	7/29/2025	8/20/2025	$0.0450
August 2025	8/27/2025	9/18/2025	$0.0450

Prospect expects to declare September 2025 and October 2025 distributions to common shareholders in August 2025.

Taking into account past distributions and our current share count for declared distributions, since inception through our April 2025 declared distribution, Prospect will have distributed $21.57 per share to original common shareholders, representing 3.0 times March 2025 common NAV per share, aggregating $4.5 billion in cumulative distributions to all common shareholders.

Since Prospect’s initial public offering in July 2004 through March 31, 2025, Prospect has invested over $21 billion across over 450 investments, exiting over 325 of these investments.

Since Prospect's initial public offering in July 2004 through March 31,2025, Prospect's exited investments resulted in an investment level realized gross internal rate of return ("IRR") of approximately 13% (based on total capital invested and of approximately $11.8 billion and total proceeds from such exited investments of approximately $14.9 billion).

Drivers focused on optimizing our business include: (1) rotation of assets into and increased focus on our core business of first lien senior secured middle market loans (with our first lien mix increasing 60 basis points from the prior quarter and 650 basis points from the prior year), including sometimes with selected equity investments, (2) continued amortization of our already significantly reduced subordinated structured notes portfolio (now down to 4.2% of total assets), (3) prudent exits of equity linked assets (including real estate properties and corporate investments, with an additional real estate property exit this past quarter), (4) enhancement of portfolio company operating performance, and (5) greater utilization of our cost efficient revolving floating rate credit facility (which significantly matches with our majority floating rate assets).

In our middle market lending strategy, we continued our focus on first lien senior secured loans during the quarter, with such investments totaling $149 million of our $196 million of originations during the quarter. Investments during the quarter included our new platform investment in Taos Footwear Holdings, LLC, a leading innovative footwear brand with a two decade history, and other follow-on investments in existing portfolio companies to support acquisitions, working capital needs, organic growth initiatives, and other objectives.

Our subordinated structured notes portfolio as of March 31, 2025 represented 4.2% of our investment portfolio, a reduction of 310 basis points from 7.3% as of March 31, 2024. Since the inception of this strategy in 2011 and through March 31, 2025, we have exited 15 subordinated structured note investments that have earned an unlevered investment level gross cash internal rate of return (“IRR”) of 12.1% and cash on cash multiple of 1.3 times. The remaining subordinated structured notes portfolio had a trailing twelve month average cash yield of 30.2% and an annualized GAAP yield of 4.4% (in each case as of March 31, 2025, based on fair value, and excluding investments being redeemed), with the difference between cash yield and GAAP yield representing amortization of our cost basis.

In our real estate property portfolio at National Property REIT Corp. (“NPRC”), since the inception of this strategy in 2012 and through March 31, 2025, we have exited 52 property investments (including one exit in the March 2025 quarter) that have earned an unlevered investment-level gross cash IRR of 24.0% and cash on cash multiple of 2.4 times. The remaining real estate property portfolio included 58 properties and paid us an income yield of 4.5% for the quarter ended March 31, 2025. Our aggregate investment in NPRC had a $460 million unrealized gain as of March 31, 2025.

Our senior management team and employees own 28.8% of all common shares outstanding (an increase of 240 basis points since June 30, 2024) or $0.9 billion of our common equity as measured at NAV.

PORTFOLIO UPDATE AND INVESTMENT ACTIVITY

All amounts in $000’s except per unit amounts	As of	As of	As of
	March 31, 2025	December 31, 2024	March 31, 2024

Total Investments (at fair value)	$6,901,364	$7,132,928	$7,806,712
Number of Portfolio Companies	114	114	122
Number of Industries	33	33	36

First Lien Debt	65.5%	64.9%	59.0%
Second Lien Debt	10.5%	10.2%	14.6%
Subordinated Structured Notes	4.2%	5.8%	7.3%
Unsecured Debt	0.1%	0.1%	0.1%
Equity Investments	19.7%	19.0%	19.0%
Mix of Investments with Underlying Collateral Security	80.2%	80.9%	80.9%

Annualized Current Yield – All Investments	9.2%	9.1%	9.7%
Annualized Current Yield – Performing Interest Bearing Investments	11.5%	11.2%	12.1%

Non-Accrual Loans as % of Total Assets (1)	0.6%	0.4%	0.4%

Middle-Market Loan Portfolio Company Weighted Average EBITDA(2)	$97,732	$101,418	$107,796
Middle-Market Loan Portfolio Company Weighted Average Net Leverage Ratio(2)	5.6x	5.6x	5.1x

(1)Calculated at fair value.
(2)For additional disclosure see “Middle-Market Loan Portfolio Company Weighted Average EBITDA and Net Leverage” at the end of the release.

During the June 2025 (to date), March 2025, and December 2024 quarters, investment originations (including follow on investments in existing portfolio companies) and repayments were as follows:

All amounts in $000’s	Quarter Ended	Quarter Ended	Quarter Ended
	June 30, 2025 (to date)	March 31, 2025	December 31, 2024

Total Originations	$65,577	$196,144	$134,956

Middle-Market Lending	75.5%	81.0%	67.7%
Middle-Market Lending / Buyouts	—%	4.9%	14.5%
Real Estate	21.3%	14.1%	17.8%
Subordinated Structured Notes	—%	—%	—%

Total Repayments and Sales	$20,348	$191,656	$383,363

Originations, Net of Repayments and Sales	$45,229	$4,488	$(248,407)

For additional disclosure see “Primary Origination Strategies” at the end of this release. Totals may not add to 100% given there are other smaller and non-core investment strategies.

CAPITAL AND LIQUIDITY

Our multi-year, long-term laddered and diversified historical funding profile has included a $2.1 billion revolving credit facility (aggregate commitments with 48 current lenders), program notes, institutional bonds, convertible bonds, listed preferred stock, and program preferred stock. We have retired multiple upcoming maturities and, after successfully retiring our $156.2M convertible bond maturity in March 2025 (utilizing existing liquidity on hand), have just $2.4M remaining of debt maturing during calendar year 2025.
On April 9, 2025, we commenced a tender offer to purchase for cash any and all of the $342.9 million aggregate principal amount of our outstanding 3.706% Notes due 2026 (the “2026 Notes”) at a purchase price of $990.00 for each $1,000 principal, plus accrued and unpaid interest. On April 22, 2025, $135.7 million was validly tendered and accepted, representing 39.6% of the outstanding notes. Approximately $207.2 million aggregate principal amount of the 2026 Notes remain outstanding.

Our total unfunded eligible commitments to portfolio companies totals approximately $43 million, of which $17 million are considered at our sole discretion, representing 0.6% and 0.2% of our total assets as of March 31, 2025, respectively.

	As of	As of
All amounts in $000’s	March 31, 2025	December 31, 2024
Net of Cash Debt to Total Assets Ratio	28.7%	28.1%
Net of Cash Debt to Equity Ratio(1)	40.8%	39.8%
% of Interest-Bearing Assets at Floating Rates	77.5%	79.8%
Unsecured Debt + Preferred Equity as % of Total Debt + Preferred Equity	87.5%	91.9%

Balance Sheet Cash + Undrawn Revolving Credit Facility Commitments	$1,716,035	$1,879,738

Unencumbered Assets	$4,440,135	$4,763,601
% of Total Assets	63.5%	65.8%

(1)Including our preferred stock as equity.

The below table summarizes our March 2025 quarter term debt issuance and repurchase/repayment activity:

All amounts in $000’s	Principal	Coupon	Maturity
Debt Issuances
Prospect Capital InterNotes®	$2,366	7.00% - 7.50%	March 2028 – April 2030
Total Debt Issuances	$2,366

Debt Repurchases/Repayments
Prospect Capital InterNotes®	$3,302	2.50% - 5.50%	February 2025 – March 2052
2026 Notes	$33,325	3.706%	January 2026
2025 Notes	$156,168	6.375%	March 2025
Total Debt Repurchases/Repayments	$192,795

Net Debt Repurchases/Repayments	$(190,429)

We currently have three separate unsecured debt issuances aggregating approximately $0.8 billion outstanding, not including our program notes, with laddered maturities extending through October 2028. At March 31, 2025, $643 million of program notes were outstanding with laddered maturities through March 2052.
At March 31, 2025 our weighted average cost of unsecured debt financing was 4.33%, a decrease of 0.16% from December 31, 2024, and an increase of 0.19% from March 31, 2024.

We have raised significant capital from our existing $2.25 billion perpetual preferred stock offering programs. The preferred stock provides Prospect with a diversified source of programmatic capital without creating scheduled maturity risk due to the perpetual term of multiple preferred tranches.

DIVIDEND REINVESTMENT PLAN

We have adopted a dividend reinvestment plan (also known as our “DRIP”) that provides for reinvestment of our distributions on behalf of our shareholders, unless a shareholder elects to receive cash. On April 17, 2020, our board of directors approved amendments to the Company’s DRIP, effective May 21, 2020. These amendments principally provide for the number of newly-issued shares pursuant to the DRIP to be determined by dividing (i) the total dollar amount of the distribution payable by (ii) 95% of the closing market price per share of our stock on the valuation date of the distribution (providing a 5% discount to the market price of our common stock), a benefit to shareholders who participate. HOW TO PARTICIPATE IN OUR DIVIDEND REINVESTMENT PLAN
Shares held with a broker or financial institution
Many shareholders have been automatically “opted out” of our DRIP by their brokers. Even if you have elected to automatically reinvest your PSEC stock with your broker, your broker may have “opted out” of our DRIP (which utilizes DTC’s dividend reinvestment service), and you may therefore not be receiving the 5% pricing discount. Shareholders interested in participating in our DRIP to receive the 5% discount should contact their brokers to make sure each such DRIP participation election has been made through DTC. In making such DRIP election, each shareholder should specify to one’s broker the desire to participate in the "Prospect Capital Corporation DRIP through DTC" that issues shares based on 95% of the market price (a 5% discount to the market price) and not the broker's own "synthetic DRIP” plan (if any) that offers no such discount. Each shareholder should not assume one’s broker will automatically place such shareholder in our DRIP through DTC. Each shareholder will need to make this election proactively with one’s broker or risk not receiving the 5% discount. Each shareholder may also consult with a representative of such shareholder’s broker to request that the number of shares the shareholder wishes to enroll in our DRIP be re-registered by the broker in the shareholder’s own name as record owner in order to participate directly in our DRIP.
Shares registered directly with our transfer agent
If a shareholder holds shares registered in the shareholder’s own name with our transfer agent (less than 0.1% of our shareholders hold shares this way) and wants to make a change to how the shareholder receives dividends, please contact our plan administrator, Equiniti Trust Company, LLC by calling (888) 888-0313 or by mailing Equiniti Trust Company LLC, PO Box 10027, Newark, New Jersey 07101.
EARNINGS CONFERENCE CALL
Prospect will host an earnings call on Friday, May 9, 2025 at 9:00 a.m. Eastern Time. Dial 888-338-7333. For a replay after May 9, 2025 visit www.prospectstreet.com or call 877-344-7529 with passcode 7141044.

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share and per share data)

	March 31, 2025	June 30, 2024

	(Unaudited)	(Audited)
Assets
Investments at fair value:
Control investments (amortized cost of $3,339,028 and $3,280,415, respectively)	$3,702,161	$3,872,575
Affiliate investments (amortized cost of $11,735 and $11,594, respectively)	22,693	18,069
Non-control/non-affiliate investments (amortized cost of $3,604,248 and $4,155,165, respectively)	3,176,510	3,827,599
Total investments at fair value (amortized cost of $6,955,011 and $7,447,174, respectively)	6,901,364	7,718,243
Cash and cash equivalents (restricted cash of $2,300 and $3,974, respectively)	54,498	85,872
Receivables for:
Interest, net	16,176	26,936
Other	1,910	1,091
Deferred financing costs on Revolving Credit Facility	20,018	22,975
Prepaid expenses	1,576	1,162
Due from broker	715	734
Due from Affiliate	55	79
Total Assets	6,996,312	7,857,092
Liabilities
Revolving Credit Facility	459,963	794,796
Public Notes (less unamortized discount and debt issuance costs of $8,841 and $12,433, respectively)	934,106	987,567
Prospect Capital InterNotes® (less unamortized debt issuance costs of $8,975 and $7,999, respectively)	633,923	496,029
Convertible Notes (less unamortized debt issuance costs of $0 and $649, respectively)	—	155,519
Due to Prospect Capital Management	39,781	58,624
Interest payable	21,709	21,294
Dividends payable	20,460	25,804
Accrued expenses	3,674	3,591
Due to Prospect Administration	2,809	5,433
Due to broker	1,748	10,272
Other liabilities	349	242
Total Liabilities	2,118,522	2,559,171
Commitments and Contingencies
Preferred Stock, par value $0.001 per share (847,900,000 and 647,900,000 shares of preferred stock authorized, with 80,000,000 and 80,000,000 as Series A1, 80,000,000 and 80,000,000 as Series M1, 80,000,000 and 80,000,000 as Series M2, 20,000,000 and 20,000,000 as Series AA1, 20,000,000 and 20,000,000 as Series MM1, 1,000,000 and 1,000,000 as Series A2, 6,900,000 and 6,900,000 as Series A, 80,000,000 and 80,000,000 as Series A3, 80,000,000 and 80,000,000 as Series M3, 90,000,000 and 80,000,000 as Series A4, 90,000,000 and 80,000,000 as Series M4, 20,000,000 and 20,000,000 as Series AA2, 20,000,000 and 20,000,000 as Series MM2, 90,000,000 and 0 as Series A5, and 90,000,000 and 0 as Series M5, each as of March 31, 2025 and June 30, 2024; 27,423,137 and 28,932,457 Series A1 shares issued and outstanding, 1,226,738 and 1,788,851 Series M1 shares issued and outstanding, 0 and 0 Series M2 shares issued and outstanding, 0 and 0 Series AA1 shares issued and outstanding, 0 and 0 Series MM1 shares issued and outstanding, 163,000 and 164,000 Series A2 shares issued and outstanding, 5,251,157 and 5,251,157 Series A shares issued and outstanding, 24,283,306 and 24,810,648 Series A3 shares issued and outstanding, 2,321,362 and 3,351,101 Series M3 shares issued and outstanding, 2,208,613 and 1,401,747 Series M4 shares issued and outstanding, 6,982,590 and 3,766,166 Series A4 issued and outstanding, 0 and 0 Series AA2 shares issued and outstanding, 0 and 0 Series MM2 shares issued and outstanding, 1,029,762 and 0 Series A5 issued and outstanding, and 193,289 and 0 Series M5 issued and outstanding as of March 31, 2025 and June 30, 2024, respectively) at carrying value plus cumulative accrued and unpaid dividends
	1,632,426	1,586,188
Net Assets Applicable to Common Shares	$3,245,364	$3,711,733
Components of Net Assets Applicable to Common Shares and Net Assets, respectively
Common stock, par value $0.001 per share (1,152,100,000 and 1,352,100,000 common shares authorized; 447,344,378 and 424,846,963 issued and outstanding, respectively)	447	425
Paid-in capital in excess of par	4,304,253	4,208,607
Distributions in excess of earnings	(1,059,336)	(497,299)
Net Assets Applicable to Common Shares	$3,245,364	$3,711,733
Net Asset Value Per Common Share	$7.25	$8.74

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
Investment Income
Interest income (excluding payment-in-kind (“PIK”) interest income):
Control investments	$60,584	$47,295	$170,352	$138,111
Non-control/non-affiliate investments	75,874	97,665	257,943	309,770
Structured credit securities	3,272	4,748	11,505	30,317
Total interest income (excluding PIK interest income)	139,730	149,708	439,800	478,198
PIK interest income:
Control investments	8,915	21,210	42,509	72,161
Non-control/non-affiliate investments	10,611	13,014	30,360	30,651
Total PIK Interest Income	19,526	34,224	72,869	102,812
Total interest income	159,256	183,932	512,669	581,010
Dividend income:
Control investments	4,387	510	8,774	737
Affiliate investments	—	—	141	1,307
Non-control/non-affiliate investments	3,366	1,469	8,209	4,334
Total dividend income	7,753	1,979	17,124	6,378
Other income:
Control investments	416	14,192	15,799	55,553
Non-control/non-affiliate investments	3,291	2,112	6,898	6,461
Total other income	3,707	16,304	22,697	62,014
Total Investment Income	170,716	202,215	552,490	649,402
Operating Expenses
Base management fee	35,578	39,218	111,253	117,594
Income incentive fee	4,207	17,390	33,519	61,332
Interest and credit facility expenses	36,151	39,841	113,890	120,478
Allocation of overhead from Prospect Administration	5,318	5,708	16,734	20,073
Audit, compliance and tax related fees	583	583	2,383	2,079
Directors’ fees	150	150	450	416
Other general and administrative expenses	5,240	4,950	14,464	10,516
Total Operating Expenses	87,227	107,840	292,693	332,488
Net Investment Income	83,489	94,375	259,797	316,914
Net Realized and Net Change in Unrealized Gains (Losses) from Investments
Net realized gains (losses)
Control investments	4	1,186	6,374	1,039
Non-control/non-affiliate investments	(63,184)	(70,949)	(216,577)	(278,168)
Net realized gains (losses)	(63,180)	(69,763)	(210,203)	(277,129)
Net change in unrealized gains (losses)
Control investments	(73,292)	125,827	(217,121)	8,592
Affiliate investments	2,481	(487)	4,483	2,101
Non-control/non-affiliate investments	(90,058)	(5,523)	(112,078)	183,012
Net change in unrealized gains (losses)	(160,869)	119,817	(324,716)	193,705
Net Realized and Net Change in Unrealized Gains (Losses) from Investments	(224,049)	50,054	(534,919)	(83,424)
Net realized gains (losses) on extinguishment of debt	644	(68)	1,128	(212)
Net Increase (Decrease) in Net Assets Resulting from Operations	(139,916)	144,361	(273,994)	233,278
Preferred Stock dividends	(26,698)	(24,812)	(80,083)	(72,033)
Net gain (loss) on redemptions of Preferred Stock	(1,586)	(925)	(188)	(46)
Gain (loss) on Accretion to Redemption Value of Preferred Stock	(3,131)	(4,733)	(13,128)	(4,733)
Net Increase (Decrease) in Net Assets Resulting from Operations applicable to Common Stockholders	$(171,331)	$113,891	$(367,393)	$156,466

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
ROLLFORWARD OF NET ASSET VALUE PER COMMON SHARE
(in actual dollars)

	Three Months Ended March 31,				Nine Months Ended March 31,
	2025		2024		2025		2024
Per Share Data
Net asset value per common share at beginning of period	$7.84		$8.92		$8.74		$9.24
Net investment income(1)	0.19		0.23		0.60		0.77
Net realized and change in unrealized gains (losses)(1)	(0.51)		0.11		(1.25)		(0.22)
Net increase (decrease) from operations	(0.33)	(7)	0.34		(0.66)	(7)	0.56	(7)
Distributions of net investment income to preferred stockholders	(0.06)	(4)	(0.06)	(3)	(0.18)	(4)	(0.18)	(3)
Distributions of capital gains to preferred stockholders	—	(4)	—	(3)	—	(4)	—	(3)
Total distributions to preferred stockholders	(0.06)		(0.06)		(0.18)		(0.18)
Net increase (decrease) from operations applicable to common stockholders	(0.39)		0.27	(7)	(0.84)		0.38
Distributions of net investment income to common stockholders	(0.14)	(4)	(0.18)	(3)	(0.47)	(4)	(0.52)	(3)
Return of capital to common stockholders	—	(4)	—	(3)	—	(4)	(0.02)	(3)(6)
Total distributions to common stockholders	(0.14)		(0.18)		(0.47)		(0.54)
Common stock transactions(2)	(0.08)		(0.03)		(0.21)		(0.09)
Net asset value per common share at end of period	$7.25	(7)	$8.99	(7)	$7.25	(7)	$8.99

(1)Per share data amount is based on the basic weighted average number of common shares outstanding for the year/period presented (except for dividends to stockholders which is based on actual rate per share). Realized gains (losses) is inclusive of net realized losses (gains) on investments, realized losses (gains) from extinguishment of debt and realized gains (losses) from the repurchases and redemptions of preferred stock.

(2)Common stock transactions include the effect of our issuance of common stock in public offerings (net of underwriting and offering costs), shares issued in connection with our common stock dividend reinvestment plan, common shares issued to acquire investments, common shares repurchased below net asset value pursuant to our Repurchase Program, and common shares issued pursuant to the Holder Optional Conversion of our 5.50% Preferred Stock and 6.50% Preferred Stock.

(3)Tax character of distributions is not yet finalized for the respective fiscal period and will not be finalized until we file our tax return for our tax year ending August 31, 2024.

(4)Tax character of distributions is not yet finalized for the respective fiscal period and will not be finalized until we file our tax return for our tax year ending August 31, 2025.

(5)Diluted net decrease from operations applicable to common stockholders was $0.39 for the three months ended March 31, 2025. Diluted net increase from operations applicable to common stockholders was $0.20 for the three months ended March 31, 2024. Diluted net decrease from operations applicable to common stockholders was $0.84 for the nine months ended March 31, 2025. Diluted net increase from operations applicable to common stockholders was $0.33 for the nine months ended March 31, 2024.

(6)The amounts reflected for the respective fiscal periods were updated based on tax information received subsequent to our Form 10-K filing for the year ended June 30, 2023 and our Form 10-Q filing for March 31, 2024. Certain reclassifications have been made in the presentation of prior period amounts.

(7)Does not foot due to rounding.

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MIDDLE-MARKET LOAN PORTFOLIO COMPANY WEIGHTED AVERAGE EBITDA, NET LEVERAGE AND INTERNAL RATE OF RETURN

Middle-Market Loan Portfolio Company Weighted Average Net Leverage (“Middle-Market Portfolio Net Leverage”) and Middle-Market Loan Portfolio Company Weighted Average EBITDA (“Middle-Market Portfolio EBITDA”) provide clarity into the underlying capital structure of PSEC’s middle-market loan portfolio investments and the likelihood that such portfolio will make interest payments and repay principal. PSEC's consumer finance middle-market lending / buyout portfolio company investments are excluded from Middle-Market Portfolio Net Leverage and Middle-Market Portfolio EBITDA because consumer finance companies typically rely on financing to fund their lending activities.

Middle-Market Portfolio Net Leverage reflects the net leverage of each of PSEC’s middle-market loan portfolio company debt investments, weighted based on the current fair market value of such debt investments. The net leverage for each middle-market loan portfolio company is calculated based on PSEC’s investment in the capital structure of such portfolio company, with a maximum limit of 10.0x adjusted EBITDA. This calculation excludes debt subordinate to PSEC’s position within the capital structure because PSEC’s exposure to interest payment and principal repayment risk is limited beyond that point. Additionally, subordinated structured notes, rated secured structured notes, real estate investments, investments for which EBITDA is not available, and equity investments, for which principal repayment is not fixed, are also not included in the calculation. The calculation does not exceed 10.0x adjusted EBITDA for any individual investment because 10.0x captures the highest level of risk to PSEC. Middle-Market Portfolio Net Leverage provides PSEC with some guidance as to PSEC’s exposure to the interest payment and principal repayment risk of PSEC’s middle-market loan portfolio. PSEC monitors its Middle-Market Portfolio Net Leverage on a quarterly basis.

Middle-Market Portfolio EBITDA is used by PSEC to supplement Middle-Market Portfolio Net Leverage and generally indicates a portfolio company’s ability to make interest payments and repay principal. Middle-Market Portfolio EBITDA is calculated using the EBITDA of each of PSEC’s middle-market loan portfolio companies, weighted based on the current fair market value of the related investments. The calculation provides PSEC with insight into profitability and scale of the portfolio companies within PSEC's middle-market loan portfolio.

These calculations include addbacks that are typically negotiated and documented in the applicable investment documents, including but not limited to transaction costs, share-based compensation, management fees, foreign currency translation adjustments, and other nonrecurring transaction expenses.

Together, Middle-Market Portfolio Net Leverage and Middle-Market Portfolio EBITDA assist PSEC in assessing the likelihood that PSEC will timely receive interest and principal payments. However, these calculations are not meant to substitute for an analysis of PSEC’s underlying portfolio company debt investments, but to supplement such analysis.

Internal Rate of Return (“IRR”) is the discount rate that makes the net present value of all cash flows related to a particular investment equal to zero. IRR is gross of general expenses not related to specific investments as these expenses are not allocable to specific investments. Investments are considered to be exited when the original investment objective has been achieved through the receipt of cash and/or non-cash consideration upon the repayment of a debt investment or sale of an investment or through the determination that no further consideration was collectible and, thus, a loss may have been realized. Prospect’s gross IRR calculations are unaudited. Information regarding internal rates of return are historical results relating to Prospect’s past performance and are not necessarily indicative of future results, the achievement of which cannot be assured.

PRIMARY ORIGINATION STRATEGIES

Lending to Companies - We make directly-originated, agented loans to companies, including companies which are controlled by private equity sponsors and companies that are not controlled by private equity sponsors (such as companies that are controlled by the management team, the founder, a family or public shareholders). This debt can take the form of first lien, second lien, unitranche or unsecured loans. These loans typically have equity subordinate to our loan position. We may also purchase selected equity investments in such companies. In addition to directly-originated, agented loans, we also invest in senior and secured loans syndicated loans and high yield bonds that have been sold to a club or syndicate of buyers, both in the primary and secondary markets. These investments are often purchased with a long term, buy-and-hold outlook, and we often look to provide significant input to the transaction by providing anchoring orders.

Lending to Companies and Purchasing Controlling Equity Positions in Such Companies - This strategy involves purchasing senior and secured yield-producing debt and controlling equity positions in operating companies across various industries. We believe this strategy provides enhanced certainty of closing to sellers and the opportunity for management to continue on in their current roles. These investments are often structured in tax-efficient partnerships, enhancing returns.

Purchasing Controlling Equity Positions and Lending to Real Estate Companies - We purchase debt and controlling equity positions in tax-efficient real estate investment trusts (“REIT” or “REITs”). The real estate investments of National Property REIT Corp. (“NPRC”) are in various classes of developed and occupied real estate properties that generate current yields, including multi-family properties, student housing and senior living. NPRC seeks to identify properties that have historically significant occupancy rates and recurring cash flow generation. NPRC generally co-invests with established and experienced property management teams that manage such properties after acquisition. Additionally, NPRC makes investments in rated secured structured notes (primarily debt of structured credit). NPRC also purchases loans originated by certain consumer loan facilitators. It purchases each loan in its entirety (i.e., a “whole loan”). The borrowers are consumers, and the loans are typically serviced by the facilitators of the loans.

Investing in Structured Credit - We make investments in structured credit, often taking a significant position in subordinated structured notes (equity). The underlying portfolio of each structured credit investment is diversified across approximately 100 to 200 broadly syndicated loans and does not have direct exposure to real estate, mortgages, or consumer-based credit assets. The structured credit portfolios in which we invest are managed by established collateral management teams with many years of experience in the industry.

About Prospect Capital Corporation

Prospect is a business development company lending to and investing in private businesses. Prospect’s investment objective is to generate both current income and long-term capital appreciation through debt and equity investments.

Prospect has elected to be treated as a business development company under the Investment Company Act of 1940. We have elected to be treated as a regulated investment company under the Internal Revenue Code of 1986.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, whose safe harbor for forward-looking statements does not apply to business development companies. Any such statements, other than statements of historical fact, are highly likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under our control, and that we may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from any forward-looking statements. Such statements speak only as of the time when made, and we undertake no obligation to update any such statement now or in the future.

For additional information, contact:
Grier Eliasek, President and Chief Operating Officer
grier@prospectcap.com
Telephone (212) 448-0702